                                                                     EXHIBIT 12

                        KRAFT FOODS INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)

                                   ----------

                                                           Six Months Ended   Three Months Ended
                                                             June 30, 2002      June 30, 2002
                                                           ----------------   ------------------
Earnings before income taxes and minority interest              $2,472              $1,398

Add (Deduct):
Equity in net earnings of less than 50% owned affiliates           (19)                (11)
Dividends from less than 50% owned affiliates                       26                   4
Fixed charges                                                      511                 246
Interest capitalized, net of amortization                           (1)                 (1)
                                                                ------              ------

Earnings available for fixed charges                            $2,989              $1,636
                                                                ======              ======

Fixed charges:

Interest incurred:
   Interest expense                                             $  447              $  214
   Capitalized interest                                              2                   1
                                                                ------              ------
                                                                   449                 215

Portion of rent expense deemed to represent
   interest factor                                                  62                  31
                                                                ------              ------

Fixed charges                                                   $  511              $  246
                                                                ======              ======

Ratio of earnings to fixed charges                                 5.8                 6.7
                                                                ======              ======

                                                                      EXHIBIT 12

                        KRAFT FOODS INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)

                                   ----------

                                        Years Ended December 31,
                               ------------------------------------------
                                2001     2000     1999     1998     1997
                               ------   ------   ------   ------   ------
Earnings before income taxes   $3,447   $3,415   $3,040   $2,999   $3,083

Add (Deduct):
Equity in net earnings
   of less than 50%
   owned affiliates               (41)     (50)     (51)     (28)     (28)
Dividends from less
   than 50% owned
   affiliates                      21       12       10        9       10
Fixed charges                   1,581      710      646      638      593
Interest capitalized,
   net of amortization             (3)       -       (2)      (1)      (3)
                               ------   ------   ------   ------   ------
Earnings available for
   fixed charges               $5,005   $4,087   $3,643   $3,617   $3,655
                               ======   ======   ======   ======   ======

Fixed charges:
Interest incurred:
   Interest expense            $1,452   $  615   $  547   $  549   $  500
   Capitalized interest             5        3        4        3        5
                               ------   ------   ------   ------   ------

                                1,457      618      551      552      505
Portion of rent expense
   deemed to represent
   interest factor                124       92       95       86       88
                               ------   ------   ------   ------   ------

Fixed charges                  $1,581   $  710   $  646   $  638   $  593
                               ======   ======   ======   ======   ======
Ratio of earnings to
   fixed charges                  3.2      5.8      5.6      5.7      6.2
                               ======   ======   ======   ======   ======